UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2011

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina		29601
Address of principal executive offices		Zip Code

800.725.2265

Registrant’s telephone number

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events

On January 3, 2011, Palmetto Bancshares, Inc. (the “Company”) completed its previously reported offering of up to $10 million of shares of the Company’s common stock at $2.60 per share solely to the Company’s shareholders as of October 6, 2010 (the “Offering”). The Offering documents were originally filed with the Securities and Exchange Commission on October 8, 2010, and amended on November 17, 2010 and November 24, 2010, and declared effective by the SEC on December 6, 2010. The Offering was conducted at the same price per share as in the previously reported Private Placement of the Company’s common stock that was consummated on October 7, 2010. The offering period ended at 5:00 p.m. Eastern Standard time on January 3, 2011.

In connection with the Offering, the Company received and accepted $3.2 million of proceeds and issued 1,230,029 common shares, of which $2.0 million (776,123 common shares) was received and accepted as of December 31, 2010, with the remainder received and accepted subsequent to December 31, 2010. The proceeds were contributed to the Company’s wholly-owned subsidiary, The Palmetto Bank, as additional capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/s/ Samuel L. Erwin
Samuel L. Erwin
Chief Executive Officer

Date: January 7, 2011